Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison, President	702.878.0700
	Chief Executive Officer & Chairman of the Board

	Cathy Robinson	702.878.0700
	Executive Vice President, Chief Financial Officer

COMMUNITY BANCORP PRESENTS AT D.A. DAVIDSON & CO. FINANCIAL SERVICES CONFERENCE

LAS VEGAS, NEVADA—May 12, 2006—Community Bancorp (the “Company”) (NASDAQ:CBON), parent company of Community Bank of Nevada, announced today that President and Chief Executive Officer, Edward M. Jamison, and Executive Vice President and Chief Operating Officer, Lawrence K. Scott, made a presentation on Wednesday, May 9, 2006 at the D.A. Davidson & Co. 8th Annual Financial Services Conference. The conference took place in Seattle, Washington on May 9-10, 2006. A copy of the presentation is available through the Investor Relations page of the Company’s website at www.communitybanknv.com.

ABOUT COMMUNITY BANCORP

Community Bancorp is a bank holding company with $960 million in assets as of March 31, 2006, with a wholly owned subsidiary, Community Bank of Nevada, headquartered in Las Vegas, Nevada. The Company’s primary focus is providing commercial banking services including commercial, real estate and SBA loans to small and medium size business. The Company serves Clark County, Nevada with 9 branches and loan production offices in Phoenix, Arizona and San Diego, California. Information regarding Community Bank of Nevada is available on the Internet at www.communitybanknv.com.